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                                                                    EXHIBIT d(v)

                         THE GABELLI EQUITY TRUST INC.
                                RIGHTS OFFERING

                 NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

   By Express Mail or Overnight                   By Mail:                                    By Hand:
              Courier:
             EquiServe                            EquiServe               Securities Transfer and Reporting Services, Inc.
      Att: Corporate Actions               Att: Corporate Actions                          c/o EquiServe
        40 Campanelli Drive                     P.O. Box 9573                        100 Williams St. Galleria
  Braintree, Massachusetts 02184            Boston, MA 02205-9573                        New York, NY 10038

     THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S
PROSPECTUS DATED                , 2000 (THE "PROSPECTUS") AND ARE INCORPORATED
HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT.

     VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BEFORE 5:00 P.M., NEW YORK
CITY TIME, ON JANUARY   , 2001, UNLESS EXTENDED BY THE FUND (THE "EXPIRATION
DATE").

     1. The undersigned hereby certifies to the Subscription Agent that it is a participant in ____________ [Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of Subscription Agent.

     2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ____________ shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.*

     3.  The undersigned understands that payment of the Subscription Price of
$   per share for each share of Common Stock subscribed for pursuant to the
Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $________, either
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                            (check appropriate box)

     [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

               or

     [ ] is being delivered to the Subscription Agent herewith

               or

     [ ] has been delivered separately to the Subscription Agent; and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

       [ ] uncertified check

       [ ] certified check

       [ ] bank draft

--------------------------------------------------------------------------------
Primary Subscription Confirmation Number

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
                                                   --------------------------------------------
                                                   Name of Nominee Holder

--------------------------------------------       --------------------------------------------
Depository Participant Number                      Address

Contact Name:
  -------------------------------------
                                                   --------------------------------------------
                                                   City                State                Zip
                                                   Code

Phone Number:
  ------------------------------------

                                                   By:
                                                   --------------------------------------------

                                                   Name:
                                                   --------------------------------------------

                                                   Title:
                                                   --------------------------------------------
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Dated:             , 200

* PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.